Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove Chief Financial Officer -or- Lori Novickis Director, Corporate Relations CBIZ, Inc. Cleveland, Ohio (216) 447-9000

CBIZ REPORTS FOURTH-QUARTER AND FULL-YEAR 2017 RESULTS

FOURTH-QUARTER HIGHLIGHTS:

•	REVENUE +9.1%
•	SAME-UNIT REVENUE +3.9%
•	EPS FROM CONTINUING OPERATIONS $0.08; EXCLUDING IMPACT OF TAX REFORM $0.04

FULL-YEAR HIGHLIGHTS:

•	REVENUE +6.9%
•	SAME-UNIT REVENUE +2.2%
•	INCOME FROM CONTINUING OPERATIONS +25.7%; EXCLUDING IMPACT OF TAX REFORM +19.5%
•	EPS FROM CONTINUING OPERATIONS $0.92; EXCLUDING IMPACT OF TAX REFORM $0.87

CLEVELAND (February 15, 2018) – CBIZ, Inc. (NYSE: CBZ) today announced fourth-quarter and full-year results for the period ended December 31, 2017.

As a result of the Tax Cuts and Jobs Act of 2017 (the “Tax Reform Act”), the Company reduced its net deferred tax liability by approximately $2.5 million. The information below includes reported results and results adjusted to eliminate the impact of the Tax Reform Act for the fourth quarter and year ended December 31, 2017. A table outlining the impact of the Tax Reform Act is attached.

For the 2017 fourth quarter, CBIZ reported revenue of $195.1 million, an increase of $16.3 million, or 9.1%, over the $178.8 million reported in 2016. Same-unit revenue increased by $6.9 million, or 3.9%, for the quarter, compared with the same period a year ago. Acquisitions $9.4 million, or 5.2%, to revenue in the quarter. CBIZ reported income from continuing operations of $4.7 million, or $0.08 per diluted share, in the 2017 fourth quarter, compared with a loss of $0.6 million, or $0.01 per diluted share, for the same period a year ago. Eliminating the $2.5 million impact of the Tax Reform Act, diluted earnings per share from

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continuing operations were $0.04 in the fourth quarter of 2017. Adjusted EBITDA for the fourth quarter was $8.9 million, compared with $5.4 million for the fourth quarter of 2016.

For the full-year ended December 31, 2017, CBIZ reported revenue of $855.3 million, an increase of $55.5 million, or 6.9%, over the $799.8 million recorded for 2016. Same-unit revenue increased by $17.5 million, or 2.2%, compared with the same period a year ago. Acquisitions contributed $38.0 million, or 4.7%, to revenue growth. Income from continuing operations was $51.0 million, or $0.92 per diluted share, for the full-year 2017, compared with $40.6 million, or $0.76 per diluted share, for the same period a year ago. Eliminating the impact of the Tax Reform Act, fully diluted earnings per share from continuing operations were $0.87 for the full year 2017, which is a 14.5% increase over the $0.76 for full-year 2016. Adjusted EBITDA was $104.0 million, compared with $94.8 million for 2016.

Jerry Grisko, President and Chief Executive Officer of CBIZ, said, “We are very pleased with our fourth-quarter and full-year results for 2017. Total Company revenue grew by 9.1% in the fourth quarter, and 6.9% for the full year. Eliminating the one-time year-end impact of the Tax Reform Act, we reported a 14.5% increase in earnings per share for the year, which was within our guidance. We are also pleased with the performance of the four acquisitions we completed during 2017.”

Grisko continued, “As we look ahead to 2018, the continued positive economic environment along with the recent changes to the tax law create favorable conditions for growth in demand for our services. In addition, the Tax Reform Act is expected to reduce our effective tax rate by approximately 10%. We expect all of these factors to contribute to enhanced earnings and cash flow in 2018, which will afford us an opportunity to accelerate investments in the business to enhance long-term growth,” concluded Grisko.

2018 Outlook

•	The Company expects growth in total revenue within a range of 5% to 8%.

•

The Company expects to report an effective tax rate of approximately 25% as a result of the Tax Reform Act, although a number of factors may impact the tax rate. The Company expects a weighted average fully diluted share count of approximately 56.0 million shares for full-year 2018.

•

The Company expects to achieve growth in fully diluted earnings per share within a range of 13% to 17% over the $0.92 reported for 2017. Adjusted for the one-time 2017 impact of the Tax Reform Act, the Company expects to achieve growth within a range of 20% to 24% over the adjusted $0.87 reported for 2017.

Conference Call

CBIZ will host a conference call at 11:00 a.m. (ET) today to discuss its results. The call will be webcast live for the media and the public, and can be accessed at www.cbiz.com. Shareholders and analysts who would like to participate in the call can register at http://dpregister.com/10116617 to receive the dial-in number and unique personal identification number. Participants may register at any time, including up to and after the call start time.

A replay of the webcast will be made available approximately two hours following the call on the Company’s web site at www.cbiz.com. For those without internet access, a replay of the call will also be available starting at approximately 1:00 p.m. (ET), February 15, through 5:00 p.m. (ET), February 19, 2018. The toll-free dial-in

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number for the replay is 1-877-344-7529. If you are listening from outside the United States, dial 1-412-317-0088. The access code for the replay is 10116617.

About CBIZ

CBIZ, Inc. provides professional business services that help clients better manage their finances, employees and insurance needs. CBIZ provides its clients with financial services including accounting, tax, financial advisory, government healthcare consulting, risk advisory, and valuation services. Benefits and insurance services include group health benefits consulting, property and casualty insurance, retirement plan consulting, payroll, and HR consulting. As a leading provider of accounting, insurance and other professional consulting services to businesses throughout the United States, the Company’s services are provided through more than 100 Company offices in 33 states. For more information, please visit www.cbiz.com.

Forward-Looking Statements

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company’s ability to adequately manage and sustain its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting the Company’s insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission at www.sec.gov.

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CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

THREE MONTHS ENDED DECEMBER 31, 2017 AND 2016

(In thousands, except percentages and per share data)

	THREE MONTHS ENDED
	DECEMBER 31,
	2017	%	2016	%
Revenue	$195,142	100.0%	$178,785	100.0%
Operating expenses (1)	189,975	97.4%	171,544	95.9%
Gross margin	5,167	2.6%	7,241	4.1%
Corporate general and administrative expenses (1)	7,316	3.7%	9,049	5.1%
Operating loss	(2,149)	-1.1%	(1,808)	-1.0%
Other income (expense):
Interest expense	(1,689)	-0.9%	(1,574)	-0.9%
Gain on sale of operations, net	-	0.0%	375	0.2%
Other income, net (1) (2)	5,196	2.7%	1,475	0.8%
Total other income, net	3,507	1.8%	276	0.1%
Income (loss) from continuing operations before income tax expense	1,358	0.7%	(1,532)	-0.9%
Income tax benefit	(3,368)		(967)
Income (loss) from continuing operations	4,726	2.4%	(565)	-0.3%
Income (loss) from operations of discontinued businesses, net of tax	121		(121)
Net income (loss)	$4,847	2.5%	$(686)	-0.4%

Diluted earnings (loss) per share:
Continuing operations	$0.08		$(0.01)
Discontinued operations	-		-
Net income (loss)	$0.08		$(0.01)

Diluted weighted average common shares outstanding	55,822		53,019
Other data from continuing operations:
Adjusted EBITDA (3)	$8,940		$5,406

(1)

CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" ($3.3 million expense in 2017 and $0.9 million expense in 2016, or (1.7%) and (0.5%) of revenue, respectively) and "Corporate general and administrative expenses" ($0.4 million expense in 2017 and $0.1 million expense in 2016, or (0.2%) and (0.1%) of revenue for 2017 and 2016, respectively) and are directly offset by deferred compensation gains or losses in "Other income, net" ($3.7 million income in 2017 and $1.0 million income in 2016, or 1.9% and 0.6% of revenue, respectively). The deferred compensation plan has no impact on "Income from continuing operations before income tax expense".

(2)

Included in "Other income, net" for the three months ended December 31, 2017 and 2016, is income of $1.3 million and $0.4 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.

(3)

Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the nearest generally accepted accounting principles ("GAAP") financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

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CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

TWELVE MONTHS ENDED DECEMBER 31, 2017 AND 2016

(In thousands, except percentages and per share data)

	TWELVE MONTHS ENDED
	DECEMBER 31,
	2017	%	2016	%
Revenue	$855,340	100.0%	$799,832	100.0%
Operating expenses (1)	755,584	88.3%	697,726	87.2%
Gross margin	99,756	11.7%	102,106	12.8%
Corporate general and administrative expenses (1)	33,295	3.9%	36,319	4.6%
Operating income	66,461	7.8%	65,787	8.2%
Other income (expense):
Interest expense	(6,675)	-0.8%	(6,593)	-0.8%
Gain on sale of operations, net	45	0.0%	855	0.1%
Other income, net (1) (2)	14,489	1.7%	6,957	0.9%
Total other income, net	7,859	0.9%	1,219	0.2%
Income from continuing operations before income tax expense	74,320	8.7%	67,006	8.4%
Income tax expense	23,288		26,399
Income from continuing operations	51,032	6.0%	40,607	5.1%
Loss from operations of discontinued businesses, net of tax	(655)		(542)
Net income	$50,377	5.9%	$40,065	5.0%

Diluted earnings (loss) per share:
Continuing operations	$0.92		$0.76
Discontinued operations	(0.01)		(0.01)
Net income	$0.91		$0.75

Diluted weighted average common shares outstanding	55,689		53,513
Other data from continuing operations:
Adjusted EBITDA (3)	$104,011		$94,842

(1)

CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" ($10.9 million expense in 2017 and $4.6 million expense in 2016, or (1.3%) and (0.6%) of revenue, respectively) and "Corporate general and administrative expenses" ($1.2 million expense in 2017 and $0.7 million expense in 2016, or (0.1%) of revenue for both 2017 and 2016) and are directly offset by deferred compensation gains or losses in "Other income, net" ($12.1 million income in 2017 and $5.3 million income in 2016, or 1.4% and 0.7% of revenue, respectively). The deferred compensation plan has no impact on "Income from continuing operations before income tax expense".

(2)

Included in "Other income, net" for the twelve months ended December 31, 2017 and 2016, is income of $1.5 million and $1.3 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.

(3)

Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the nearest GAAP financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

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CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands)

SELECT SEGMENT DATA

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2017	2016	2017	2016
Revenue
Financial Services	$118,786	$103,195	$540,315	$501,307
Benefits and Insurance Services	68,523	67,816	283,909	267,606
National Practices	7,833	7,774	31,116	30,919
Total	$195,142	$178,785	$855,340	$799,832

Gross Margin
Financial Services	$(1,067)	$(2,960)	$72,226	$69,053
Benefits and Insurance Services	11,380	11,980	47,592	44,119
National Practices	802	854	2,734	3,222
Operating expenses - unallocated (1):
Other	(2,640)	(1,734)	(11,860)	(9,722)
Deferred compensation	(3,308)	(899)	(10,936)	(4,566)
Total	$5,167	$7,241	$99,756	$102,106

(1)

Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges, and certain advertising expenses. "Operating expenses - unallocated" also include gains or losses attributable to the assets held in the Company's deferred compensation plan. These gains or losses do not impact "Income from continuing operations before income tax expense" as they are directly offset by the same adjustment to "Other income, net" in the Consolidated Statements of Comprehensive Income. Net gains/losses recognized from adjustments to the fair value of the assets held in the deferred compensation plan are recorded as compensation expense in "Operating expenses" and as income in "Other income, net".

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CBIZ, INC.

SELECT CASH FLOW DATA

(In thousands)

	TWELVE MONTHS ENDED
	DECEMBER 31,
	2017	2016
Net income	$50,377	$40,065
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	23,061	22,098
Amortization of discount on notes and deferred financing costs	523	523
Bad debt expense, net of recoveries	5,137	4,090
Adjustments to contingent earnout liability	(2,128)	(1,342)
Employee stock awards	5,705	5,725
Other adjustments	1,081	3,756
Net income, after adjustments to reconcile net income to net cash provided by operating activities	83,756	74,915
Changes in assets and liabilities, net of acquisitions and divestitures	(11,198)	(4,260)
Operating cash flows provided by continuing operations	72,558	70,655
Operating cash flows (used in) provided by discontinued operations	(627)	387
Net cash provided by operating activities	71,931	71,042
Net cash used in investing activities	(29,408)	(50,014)
Net cash used in financing activities	(45,593)	(18,384)
Net (decrease) increase in cash and cash equivalents	$(3,070)	$2,644

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CBIZ, INC.

SELECT FINANCIAL DATA AND RATIOS

(In thousands, except for percentages and days sales outstanding)

	DECEMBER 31,	DECEMBER 31,
	2017	2016
Cash and cash equivalents	$424	$3,494
Restricted cash	32,985	27,880
Accounts receivable, net	188,300	175,354
Current assets before funds held for clients	245,061	228,135
Funds held for clients	203,112	213,457
Goodwill and other intangible assets, net	613,206	584,401

Total assets	$1,176,231	$1,118,588

Notes payable, current	$1,861	$1,060
Current liabilities before client fund obligations	130,664	125,592
Client fund obligations	203,582	213,855
Notes payable, non-current	2,164	1,721
Bank debt, net of debt issuance costs	177,672	190,049

Total liabilities	$645,352	$638,567

Treasury stock	$(491,046)	$(471,311)

Total stockholders' equity	$530,879	$480,021

Debt to equity	34.2%	40.2%
Days sales outstanding (DSO) - continuing operations (1)	75	76

Shares outstanding	54,592	54,044
Basic weighted average common shares outstanding	53,862	52,321
Diluted weighted average common shares outstanding	55,689	53,513

(1)

DSO is provided for continuing operations and represents accounts receivable, net, at the end of the period, divided by trailing twelve month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under GAAP.

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CBIZ, INC.

GAAP RECONCILIATIONS

Income (Loss) from Continuing Operations to Non-GAAP Financial Measures (1)

(In thousands)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2017	2016	2017	2016
Income (loss) from continuing operations	$4,726	$(565)	$51,032	$40,607
Interest expense	1,689	1,574	6,675	6,593
Income tax (benefit) expense	(3,368)	(967)	23,288	26,399
Gain on sale of operations, net	-	(375)	(45)	(855)
Depreciation	1,410	1,355	5,274	5,378
Amortization	4,483	4,384	17,787	16,720
Adjusted EBITDA	$8,940	$5,406	$104,011	$94,842

(1)

CBIZ reports its financial results in accordance with GAAP. This table reconciles Non-GAAP financial measures to the nearest GAAP financial measure, "Income from continuing operations". Adjusted EBITDA is not defined by GAAP and should not be regarded as an alternative or replacement to any measurement of performance or cash flow under GAAP. Adjusted EBITDA is commonly used by the Company, its shareholders and debt holders to evaluate, assess and benchmark the Company's operational results and to provide an additional measure with respect to the Company's ability to meet future debt obligations.

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CBIZ, INC.

GAAP RECONCILIATIONS

Income (Loss) from Continuing Operations and Earnings (Loss) Per Diluted Share
(In thousands, except percentages and per share data)

	THREE MONTHS ENDED
	DECEMBER 31,
	2017	EPS	2016	EPS
Income (loss) from continuing operations	$4,726	$0.08	$(565)	$(0.01)
Impact of Tax Reform Act	(2,487)	(0.04)	-	-
Income (loss) from continuing operations, adjusted	$2,239	$0.04	$(565)	$(0.01)

Diluted weighted average common shares outstanding	55,822		53,019

	TWELVE MONTHS ENDED
	DECEMBER 31,
	2017	EPS	2016	EPS
Income from continuing operations	$51,032	$0.92	$40,607	$0.76
Impact of Tax Reform Act	(2,487)	(0.05)	-	-
Income from continuing operations, adjusted	$48,545	$0.87	$40,607	$0.76

Diluted weighted average common shares outstanding	55,689		53,513

Income from Continuing Operations and Earnings Per Diluted Share Growth

TWELVE MONTHS ENDED
DECEMBER 31, 2017
Year-over-year growth of income from continuing operations	25.7%
Impact of Tax Reform Act	-6.2%
Year-over-year growth of income from continuing operations, adjusted	19.5%

Year-over-year growth of diluted earnings per share from continuing operations	21.1%
Impact of Tax Reform Act	-6.6%
Year-over-year growth of diluted earnings per share from continuing operations, adjusted	14.5%

Guidance on 2018 Earnings Per Diluted Share from Continuing Operations

	Low	High
2018 outlook growth in earnings per share	13%	17%
2018 outlook earnings per share	$1.04	$1.08

2018 outlook growth in earnings per diluted share, excluding impact of Tax Reform Act	20%	24%

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